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                                                                    EXHIBIT 21.1


                           SUBSIDIARIES OF REGISTRANT
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Avery-HBS, Inc., a Texas corporation

Hold Billing Services, Ltd., a Texas limited partnership

Avery Communications, Inc., a Texas corporation

ACI Telecommunications Financial Services Corporation, a Delaware corporation